SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): July 28, 2004


                               CANEUM, INC.
            (Exact Name of Registrant as Specified in Charter)


NEVADA                             0-30874             33-0916900
(State or Other Jurisdiction       (Commission         (IRS Employer
of Incorporation)                  File Number)        Identification No.)


170 Newport Center Drive, Suite 220, Newport Beach, CA      92660
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Item 5.  Other Events

New Director

     On July 28, 2004, Jason Daggett tendered his resignation as a director of Caneum to be effective August 15, 2004. Immediately following the tendering of the resignation of Mr. Daggett, the directors appointed Douglas L. Wadkins as a director. Mr. Wadkins was also appointed to chair Caneum's compensation committee; Mr. Ranshi will chair the audit committee. In connection with his appointment as an outside director, Caneum granted to Mr. Wadkins options to purchase 25,000 shares of Caneum's common stock; for accepting appointment to the committees he received options to purchase a total of 20,000 shares; and for accepting appointment as chair of the compensation committee he received options to purchase 5,000 shares.
These five-year options were issued under Caneum's 2002 Stock Option/Stock Issuance Plan and are exercisable at $3.00 per share, which the board determined to be the fair market value of the stock on the date of the grant. The options vest at the rate of one-quarter of the total options granted at the end of every three months. These securities to be issued to Mr. Wadkins will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Since May 2004, Mr. Wadkins has been employed as Chief Technology Officer for Edgewater Networks, Inc., a company which manufactures and sells converged network voice, video, and data security and quality assurance appliances. From November 2000 until March 2004, he was employed as Senior Manager Product Marketing Voice Technology Group, Solution Lead Hosted IP Telephony, and Senior Manager Corporate Business Development for Cisco Systems, Inc., which manufactures and sells networking and communications projects. From March 1999 until November 2000, Mr. Wadkins was employed as Chief Operating Officer for Vovida Networks, Inc., a developer of Voice over Internet Protocol control software. Mr. Wadkins received his Bachelor of Science Degree in Mechanical Engineering in 1987 from the University of Idaho, and received his Master of Science Degree in Mechanical Engineering in 1993 from Georgia Tech. Mr. Wadkins is 40 years old.

     The following table sets forth certain information concerning the ownership of Caneum's common stock as of July 28, 2004, by Mr. Wadkins:

     Amount and Nature
     Name of                  of Beneficial
     Beneficial Owner         Ownership(1)        Percent of Class(2)

     Douglas L. Wadkins       100,000             2.48%
__________
          (1) These shares are held of record by Mr. Wadkins and Susan E. Monahan, his wife, as joint tenants. These parties are deemed to share beneficial ownership of these shares.
          (2) This percentage is based on 4,036,014 shares of Caneum's common stock outstanding on July 28, 2004.

     In connection with the appointment of Mr. Wadkins as a new director, Caneum issued a press release on August 4, 2004, a copy of which is attached hereto and incorporated herein by reference as Exhibit 99.1.

Amendment to Bylaws

     At its regular meeting held on July 28, 2004, the board authorized certain amendments to Caneum's bylaws. These amendments included the following items:
       * The number of shares constituting a quorum at meetings of the shareholders was reduced from a majority of the outstanding shares to one-third.
       * The chairman was granted authority to cast the deciding vote in the event of a tie vote at any meeting of the directors.
       * A hierarchy among persons holding the title of vice-president was created.
       * The offices of assistant secretary and assistant treasurer were designated.

     A copy of the amended bylaws of Caneum it their entirety is attached hereto as Exhibit 3.2.

Item 7.  Exhibits

     The exhibits set forth in the following index of exhibits are filed as a part of this current report.

     Exhibit No.    Description of Exhibit
     3.2            Current Bylaws, as amended July 28, 2004
     99.1           Press release announcing appointment of new director

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Caneum, Inc.

Date:  August 4, 2004              By /s/ Sukhbir Singh Mudan
                                   Sukhbir Singh Mudan, President and
                                   Treasurer (Principal Executive Officer
                                   and Principal Financial and Accounting
                                   Officer)




                                     3